Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Third Quarter 2022 Results

CANTON, Ohio – November 14, 2022 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its third quarter fiscal 2022 results for the period ended September 30, 2022.

“This quarter’s results reflect the continued execution of the team. Big plays are being made across all business verticals, setting us up for significant wins in the future,” stated Michael Crawford, President and CEO. “The Company has completed numerous financing transactions this year, many with the support of key shareholders and the local community, all of which have supported the continuation of construction and building of our one-of-a-kind destination dedicated to Honoring the Past and Inspiring the Future. The debt that we have raised has been commensurate with our stated goals and has been captured utilizing our “just-in-time financing” model, allowing us to keep debt costs lower in an interest rate environment that has really elevated over the last six months.” Crawford went on to say, “With much of Phase II construction completed, we successfully hosted multiple large new events on campus during the second and third quarters, exceeding past years record attendance for the Village. Our Media vertical, Hall of Fame Village Media sold The Perfect Ten, a documentary, which brings together for the first time the only ten men to ever win both the Heisman Trophy and be inducted into the Pro Football Hall of Fame to Fox Sports Films. The 90-minute show will air during primetime of Super Bowl weekend. Our gaming vertical also scored big by receiving the Ohio Casino Control Commission’s conditional approval of the necessary sports betting licenses. We are thrilled to be approved for both a retail and a mobile license and look forward to a January 1, 2023, launch with our mobile betting partner betr. Overall, we are showing more and more the value proposition that is HOFV and the opportunities that all of our businesses bring to the table.”

Key Financial Highlights

●	Third quarter revenue was $8.7 million, an increase of 149% compared to the same period of the prior year, primarily driven by event revenue related to events being held at the Hall of Fame Village powered by Johnson Controls and hotel revenue.
●	Third quarter net loss attributable to shareholders was $11.1 million, compared to net income of $8.1 million in the prior year period. The change in fair value of the warrant liability was the primary driver in the variance between the two time periods.
●	Third quarter adjusted EBITDA was a loss of $7.4 million, compared to a loss of $7.3 million in the same period of the prior year, primarily resulting from increased expenses related to payroll and benefits, insurance costs, and expenses related to events on campus. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.
●	The Company finished its fiscal quarter with a cash balance, including restricted cash, of $32.6 million, compared to $17.8 million as of June 30, 2022. The increased cash balance was due to proceeds from construction-related financing, partially offset by increased capital expenditures related to construction activities.

Third Quarter Business Highlights

●	Hosted many large events at Hall of Fame Village powered by Johnson Controls (“Hall of Fame Village”) including the USFL playoffs and championship game, Women’s Football Alliance Championships, Freedom Bowl, the kickoff to the NFL Season with the Pro Football Hall of Fame Game, Black College Hall of Fame Game plus an offering of large concerts and entertainment opportunities with Journey, O’Jays and Glady Knight, and Dave Chappelle.
●	Completed construction of several key campus assets – ForeverLawn Sports Complex, Center for Performance, and Play-Action Plaza.
●	Secured multiple types of financing to support construction and infrastructure totaling $61.1 million, including PACE financing related to Tom Benson Hall of Fame Stadium in addition to a retail ground lease and senior loan related to the Fan Engagement Zone.
●	Hall of Fame Village Media announced the sale of the sports documentary, THE PERFECT 10, and that it will co-produce the film with Fox Sports Films, which shines a spotlight on the only 10 legendary football icons who have achieved one of the rarest dual accomplishments in all professional sports. The documentary will air during primetime of the Super Bowl LVII weekend programming schedule.
●	Announced the launch of Football Heaven, a first-of-its-kind vodcast produced in partnership with the Pro Football Hall of Fame. Football Heaven will explore some of the most fascinating stories, artifacts and personalities in Pro Football History and will begin airing November 15, 2022.
●	Announced Hall of Fantasy League (“HOFL”) Season 2 with Pro Football Hall of Fame Running Back and Dallas Cowboys Legend Emmitt Smith as commissioner.

Subsequent To Quarter End Highlights

●	Secured $57.5 million of additional funding including $7.5 million in Tourism Development District financing and a $50 million ground lease to support construction of the Waterpark. The Company also received commitment of completion guarantee for the football-themed waterpark, a term sheet for a $28 million senior loan to build the onsite Hilton Tapestry hotel at the Hall of Fame Village, as well as the restructuring of existing debt owed to its largest shareholder, Industrial Realty Group.
●	Secured conditional approval from the Ohio Casino Control Commission for mobile and retail sports betting licenses. The Company previously announced 10-year partnerships with Rush Street Interactive, Inc. (NYSE: RSI) as its official retail sports-betting partner and betr, founded by sports betting veteran Joey Levy and media mogul Jake Paul, as its official mobile sports-betting partner.
●	Announced partnership with Green Bay Packers Hall of Famer Donald Driver to bring “Driven Elite,” a premier fitness and sports training facility for all fitness levels to the Village’s Constellation Center for Excellence.

Conference Call

The Company will host a conference call and webcast Tuesday, November 15, 2022, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; the potential impacts of a reverse stock split; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended September 30,
	2022	2021
Adjusted EBITDA Reconciliation
Net (loss) income attributable to HOFRE stockholders	$(11,124,280)	$8,145,916
(Benefit from) provision for income taxes	-	-
Interest expense	1,670,377	981,945
Depreciation expense	2,650,719	2,993,583
Amortization of discount on notes payable	1,132,440	1,326,620
EBITDA	(5,670,744)	13,448,064

Impairment expense	-	1,748,448
Change in fair value of warrant liability	(1,838,000)	(22,469,170)
Change in fair value of interest rate swap	128,000	-
Adjusted EBITDA	$(7,380,744)	$(7,272,658)

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